UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2024
Microvast Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38826	83-2530757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12603 Southwest Freeway, Suite 210
Stafford, Texas 77477
(Address of principal executive offices, including zip code)
281-491-9505
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MVST	The NASDAQ Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The NASDAQ Stock Market LLC

Item 8.01 Other Events.

On December 13, 2023, Microvast Holdings, Inc. (the “Company”) filed a petition in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law seeking validation of an amendment to the Company’s Amended Certificate of Incorporation, the Company’s business combination with Microvast, Inc. (the “Business Combination”) and the shares issued pursuant thereto, and the Company’s Second Amended and Restated Certificate of Incorporation adopted in connection with the Business Combination to resolve any uncertainty with respect to those matters (the “Section 205 Action”). The Section 205 Action filed by the Company in the Court of Chancery is captioned In re Microvast Holdings Inc., C.A. No. 2023-1245-PAF. A copy of the Company’s petition filed in the Section 205 Action is attached as an exhibit to this Form 8-K. The same day the Section 205 Action was filed, the Company also moved that the Court’s consideration of the Section 205 Action be expedited.

On December 28, 2023, the Court of Chancery directed the Company (i) to file this Form 8-K, attaching the petition filed by the Company in the Section 205 Action, (ii) to describe the relief sought in the petition, (iii) to notify stockholders that the Court of Chancery will hold a final hearing to consider the merits of the petition filed by the Company in the Section 205 Action on March 18, 2024 at 9:15 a.m. Eastern Time at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (the “Section 205 Hearing”) and (iv) to explain how stockholders can appear and be heard at or in advance of the hearing, including the deadline for filing an opposition. This Form 8-K constitutes notice of the Section 205 Hearing. If any stockholder of the Company wishes to express a position on the Section 205 Action, including any opposition to the relief sought in the Section 205 Action, such stockholders of the Company may (i) appear at the hearing in the Section 205 Action or (ii) by February 27, 2024, file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re Microvast Holdings, Inc., C.A. No. 2023-1245-PAF, and any such written submission should be emailed to the Company's counsel, Kevin Gallagher, Richards, Layton & Finger, P.A. at gallagher@rlf.com.

Forward-Looking Statements

This current report includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors.

With respect to the matters addressed in this report, no assurances can be made regarding the outcome of The Company proceeding pursuant to Section 205 of the Delaware General Corporation Law or any claims, proceedings or litigation regarding the authorization of the Company’s common stock. The Company’s Section 205 proceeding is, and any other litigation regarding the authorization of the Company’s stock would be, subject to uncertainties inherent in the litigation process, and may not result in timely resolution of the uncertainty regarding The Company capitalization, if at all. If the Company’s are unsuccessful in the Section 205 proceeding, it could have an adverse effect on the Company. Additional information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K for the fiscal year ended December 31, 2022, and subsequent filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Petition of Microvast Holdings, Inc. Filed with the Delaware Court of Chancery on December 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2024	MICROVAST HOLDINGS, INC.

	By:	/s/ Craig Webster
	Name:	Craig Webster
	Title:	Chief Financial Officer